EXHIBIT 1



                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of common shares of Special Value Opportunities Fund, LLC is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date: August 13, 2004                        UNITRIN, INC.

                                             By: /s/ Eric Draut
                                                 ---------------------------
                                             Name:  Eric Draut
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


Date: August 13, 2004                        TRINITY UNIVERSAL INSURANCE
                                               COMPANY

                                             By: /s/ Eric Draut
                                                 ---------------------------
                                             Name:  Eric Draut
                                             Title: Assistant Vice President
                                                    and Assistant Treasurer


Date: August 13, 2004                        UNITED INSURANCE COMPANY OF
                                               AMERICA

                                             By: /s/ Eric Draut
                                                 ---------------------------
                                             Name:  Eric Draut
                                             Title: Assistant Vice President
                                                    and Assistant Treasurer


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